Exhibit 1.1

Exact Sciences Corporation

$650,000,000

0.3750% Convertible Senior Notes due 2027

UNDERWRITING AGREEMENT

March 5, 2019

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

as Representative of the several Underwriters

c/o          Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Exact Sciences Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $650,000,000 aggregate principal amount of the Company’s 0.3750% Convertible Senior Notes due 2027 (the “Convertible Senior Notes”).  The $650,000,000 aggregate principal amount of the Convertible Senior Notes to be sold by the Company are called the “Initial Securities.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional $97,500,000 aggregate principal amount of its Convertible Senior Notes as provided in Section 2.  The additional $97,500,000 aggregate principal amount of Convertible Senior Notes to be sold by the Company pursuant to such option are called the “Option Securities.”  The Initial Securities and, if and to the extent such option is exercised, the Option Securities are collectively called the “Securities.”  The Securities are to be issued pursuant to an indenture dated as of January 17, 2018 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) and/or any other supplemental indenture establishing the form and terms of the Securities pursuant to the Indenture.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as representative of the several Underwriters (“Merrill Lynch” or, in such capacity, the “Representative”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-218535), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is collectively called the “Registration Statement.” The preliminary prospectus supplement dated March 5, 2019 describing the Securities and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  As used herein, “Applicable Time” is 5:00 p.m. (New York time) on March 5, 2019.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto (each, a “Permitted Free Writing Prospectus”), and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”).  As used herein, the term “Applicable Prospectus” shall mean each of the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, individually.  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “preliminary prospectus,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Underwriting Agreement (the “Agreement”) to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus,” if any, provided for use in connection with the offering of the Securities as contemplated by Section 3(n) of this Agreement.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.              Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with each Underwriter, as follows:

(a)           Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each Applicable Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, each Applicable Prospectus did not, and at the time of each sale of the Securities and at the First Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, and taken together with the information conveyed to purchasers of the Securities identified in Schedule B hereto, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as then amended or supplemented, as of the date of the Final Prospectus Supplement and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to the

Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any Applicable Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 9(b) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus.  Except for the Permitted Free Writing Prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b)           S-3 Eligibility/WKSI Status.  At the time the Registration Statement became effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on June 6, 2017.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.

(c)           FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering’s compliance with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(d)           Stock Exchange Listing.  The common stock of the Company, $0.01 par value per share (“Common Stock”) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing.

(e)           Parties to Lock-Up Agreements.  Each of the Company’s directors and executive officers has executed and delivered to the Representative a lock-up agreement in the form of Exhibit C hereto.  Exhibit D hereto contains a true, complete and correct list of all directors and executive officers of the Company.  If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall use reasonable efforts to cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative an agreement in the form attached hereto as Exhibit C.

(f)            Offering Materials Furnished to Underwriters.  The Company has delivered to the Representative two complete manually signed copies of the Registration Statement, each amendment thereto and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representative, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(g)           Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Securities,  any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representative, or the Registration Statement.

(h)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)            The Indenture.  The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(j)            Authorization of the Securities and the Common Stock.  The Securities have been duly authorized and, at the First Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.  The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k)           Description of the Securities, the Common Stock and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(l)            No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(m)          Organization and Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Applicable Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, operations, earnings results or prospects of the Company and its subsidiaries, considered as one entity, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from the Nasdaq Capital Market (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”).

(n)           Subsidiaries.  Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  Beijing Exact Sciences Medical Technology Company Ltd. is immaterial to the business, assets, financial condition, results of operations and properties of the Company and its subsidiaries taken as a whole.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(o)           Capitalization.  The authorized and outstanding capitalization of the Company is as set forth in the Preliminary Prospectus and the Time of Sale Prospectus and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Applicable Prospectuses and the grant of options under existing stock option plans described in the Applicable Prospectuses.  The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Applicable Prospectuses.

(p)           Outstanding Shares.  The shares of Common Stock outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.  All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q)           No Conflicts.  Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries; (ii) the certificate of incorporation or bylaws of the Company or the organizational documents of any subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their assets) are subject or bound, other than, in the cases of clauses (i) and (iii), such conflicts, breaches, violations, liens, charges, encumbrances and defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Violation or Default.  The Company and its subsidiaries are not, and will not with the giving of notice or passage of time or both be, in violation or in breach of its certificate of incorporation, bylaws or other comparable organizational documents.  The Company and its subsidiaries are not, and will not with the giving of notice or passage of time or both be, in violation or in breach of (i) any statute, ordinance, order, rule or regulation applicable to the Company or any of its subsidiaries; (ii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any of its subsidiaries; or (iii) any provisions of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or its subsidiaries are a party or by which any property owned or leased by the Company or any of its subsidiaries is bound or affected, except, with respect to each of clauses (i) through (iii), for such violations or breaches as do not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            No Consents Required.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq Capital

Market), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Securities under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters; (iii) the filing of a notice of listing of additional shares and related materials with the Nasdaq Capital Market, (iv) under the FINRA Rules or (v) any filings required under the Exchange Act, which have been or will be made when and how required.

(t)            Legal Proceedings.  There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company, any of its subsidiaries, or any of its current directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq Capital Market) other than any such action, suit, claim, investigation or proceeding accurately described in the Time of Sale Prospectus and the Prospectus, which, if resolved adversely to the Company, any of its subsidiaries, or any of its current directors or officers, would not, individually or in the aggregate, have a Material Adverse Effect.  There are no statutes, regulations, transactions, obligations, contracts or other documents that are required to be described in the Registration Statement or any Applicable Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u)           Investment Company Act.  The Company is not, and immediately after giving effect to the offering and sale of the Securities on the date hereof and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” (as such term is defined under the Investment Company Act of 1940, as amended (“1940 Act”)) that is registered or required to be registered under the 1940 Act.

(v)           Financial Statements; Independent Accountants.  The financial statements included or incorporated by reference in the Registration Statement and the Applicable Prospectuses, together with the related notes and schedules, present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; the pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement or any Applicable Prospectus comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement or any Applicable Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in each Applicable Prospectus; and all disclosures contained or incorporated by reference in the Applicable Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  BDO USA, LLP, which has expressed its opinion with respect to the consolidated financial statements of the Company as of December 31, 2018 and 2017 and for the three-year period ended December 31, 2018, is an independent registered public accounting firm as required by the Securities Act.  To the Company’s actual knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

(w)          Statistical and Market-Related Data.  All statistical or market-related data included or incorporated by reference in any Applicable Prospectus or in a Permitted Free Writing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, any Applicable Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(x)           Compliance with and Liability under Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(y)           ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company nor its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(z)           No Material Adverse Change.  Subsequent to the respective dates as of which information is given in each of the Registration Statement and each Applicable Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, operations or earnings results, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, whether or not in the ordinary course of business; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or its subsidiaries, except in each case as described in each of the Registration Statement and each Applicable Prospectus.

(aa)         Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by each that is material to the business of the Company or any subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in each Applicable Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any subsidiary; and any real property and buildings held under lease by the Company or any subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any subsidiary, in each case except as described in the Applicable Prospectuses.

(bb)         Title to Intellectual Property.  The Company and its subsidiaries own or possesses valid license to all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or any Applicable Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement or any Applicable Prospectus as under development) (collectively, the “Intellectual Property”), and (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any material items of Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement or any Applicable Prospectus disclose is licensed to the Company or any of its subsidiaries; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringe or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement or any Applicable Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements that are material to the Company or any subsidiary are in full force and effect; (vii) to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) to the knowledge of the Company, there is no prior art that forms a reasonable basis to render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(cc)         No Labor Disputes.  No material labor dispute with the employees of the Company or any subsidiary exists, except as described in each Applicable Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.  Neither the Company nor any subsidiary is in violation of any provision of ERISA, except for such violations as would not have a Material Adverse Effect.

(dd)         Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee)         Licenses and Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff)          Accounting Controls.  The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act.  The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established.  Except as described in each Applicable Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)         Disclosure Controls.  The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within the Company, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (collectively, the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(hh)         No Termination of Agreements.  Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Applicable Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement (except as expressly disclosed therein), and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except for any termination or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)           Taxes.  All tax returns required to be filed by the Company or any subsidiary have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than where the failure to file such tax returns or to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)           Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         No Unregistered Sales of Common Stock.  Except as disclosed in each Applicable Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll)           No Stabilization.  Neither the Company nor any subsidiary nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm)      Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in any Applicable Prospectus which have not been described as required.

(nn)         No Outstanding Loans or Other Extensions of Credit.   Since the adoption of Section 13(k) of the Exchange Act, the Company and its subsidiaries have not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(oo)         No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and an Applicable Prospectus.

(pp)         Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq)         OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)           Broker’s Fees.  Except as described in each Applicable Prospectus and except for amounts payable to XMS Capital Partners, LLC, which amounts are included in the expenses payable by the Company in connection with the offering set forth in the Applicable Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ss)          Health Care Authorizations.  The Company and each of its subsidiaries has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate state, material federal or national, supranational or international regulatory agencies, bodies or self-regulating organizations (collectively, “Health Regulatory Agencies”) necessary to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus including, without limitation, all such Health Care Authorizations required by the Food and Drug Administration (the “FDA”), the Department of Health and Human Services or any other Health Regulatory Agencies engaged in the regulation of medical devices, except as, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance, singly or in the aggregate, would not result in a Material Adverse Effect.

(tt)           Compliance with Health Care Laws.  The Company and each of its subsidiaries is, and has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company and its subsidiary, including, but not limited to:  the Federal Food, Drug, and Cosmetic Act, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a) (“CLIA”) and any and all other applicable federal, state, local and other foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time.  Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or any Health Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened.  Neither the Company nor its subsidiaries is a party to or has ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Health Regulatory Agency.  Additionally, neither the Company nor its subsidiaries nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action by any Health Regulatory Agency that could reasonably be expected to result in debarment, suspension, or exclusion.

(uu)         Research Studies and Trials.  (A) The research studies and trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary, or in which the Company or its subsidiary has participated, that are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the Health Regulatory Agencies to which they are subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) neither the Company nor its subsidiaries have any knowledge of any research studies or trials not described in the Applicable Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (D) neither the Company nor its subsidiary has received any written notices or correspondence from any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary or in which the Company or its subsidiary has participated that are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and, to the

Company’s knowledge, there are no reasonable grounds for the same; and (E) there has not been any violation of applicable law or regulation by the Company or its subsidiary in its product development efforts, submissions or reports to any Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(vv)         Health Care Products Manufacturing.  The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by other Health Regulatory Agencies.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not had any manufacturing site (whether Company-owned or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to a Health Regulatory Agencies (including FDA) shutdown or import or export prohibition, nor received any FDA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Health Regulatory Agencies alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA or other Health Regulatory Agencies.  To the Company’s knowledge, neither the FDA nor any other Health Regulatory Agencies is considering such action.

(ww)       No Safety Notices.  (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”), except as would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) to the Company’s and its subsidiary’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a material change in labeling of any of the Company’s products, or (z) a termination or suspension of marketing or testing of any of the Company’s products, except, in each of cases (x), (y) or (z) such as would not reasonably be expected to have a Material Adverse Effect.

(xx)         Cybersecurity.  (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters pursuant to this Agreement or otherwise in connection with the offering contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.              Purchase, Sale and Delivery of the Securities.

(a)           The Initial Securities.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as Merrill Lynch in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b)           The First Closing Date.  Delivery of certificates for the Initial Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m. New York time, on March 8, 2019, or such other time and date as may be agreed upon by the Company and Merrill Lynch (the time and date of such closing are called the “First Closing Date”).

(c)           The Option Securities; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities from the Company at the purchase price set forth in Schedule A.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the amount of Option Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Option Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Initial Securities and such Option Securities).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than two nor later than seven full business days after delivery of such notice of exercise.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its discretion shall make to ensure that any sales or purchases are in authorized denominations.  The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)           Public Offering of the Securities.  The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in their sole judgment, have determined is advisable and practicable.

(e)           Payment for the Securities.  Payment for the Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Initial Securities and any Optional Securities the Underwriters have agreed to purchase.  Merrill Lynch, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)                                   Delivery of the Securities.  The Company shall deliver, or cause to be delivered, through the facilities of The Depository Trust Company (“DTC”), to the Representative, for the accounts of the several Underwriters, the Initial Securities at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered, through the facilities of DTC, to the Representative for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Securities shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be).  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.                                          Additional Covenants.  The Company further covenants and agrees with each Underwriter as follows:

(a)                                 Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you, without charge, two signed copies of the Registration Statement, any amendments thereto (including exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Representative’s Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representative’s consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  Final Term Sheet; Free Writing Prospectuses.  The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the

Underwriters shall object.  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s consent.

(d)                                 Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 3(b) and Section 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.

(f)                                   Securities Act Compliance.  After the date of this Agreement and continuing up to and including any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date), the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.  If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative in writing of such effectiveness.

(g)                                  Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.  Neither the Representative’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) and Section 3(c).

(h)                                 Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                                     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j)                                    Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for its Common Stock.

(k)                                 Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)                                     Periodic Reporting Obligations.  Until the earlier of two years from the date hereof or the date on which the Company ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file, on a timely basis, with the Commission and the Nasdaq Capital Market all reports and documents required to be so filed under the Exchange Act.

(m)                             Listing.  The Company will use its best efforts to list, subject to notice of issuance, the shares of Common Stock issuable upon exercise of the Securities on the Nasdaq Capital Market and to maintain the listing of the Common Stock on the Nasdaq Capital Market.

(n)                                 Company to Provide Copy of the Prospectus in Form that May be Downloaded from the Internet.  If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by Merrill Lynch to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)                                 Agreement Not to Offer or Sell Additional Shares.   During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the

Representative), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement or make a confidential submission under the Securities Act in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue shares of Common Stock, options to purchase shares of Common Stock or restricted stock units representing shares of Common Stock (“RSUs”), or issue shares of Common Stock upon exercise of options or upon settlement of RSUs, pursuant to any stock option, stock bonus, stock purchase or other stock plan or arrangement described in each Applicable Prospectus, or issue shares of Common Stock upon exercise of outstanding warrants described in each Applicable Prospectus; provided, further, that the foregoing restrictions shall not apply to issuances of shares of Common Stock in connection with any repurchases or exchanges of the 1.0% convertible senior notes due January 15, 2025, provided, further, that the foregoing restrictions shall not apply to the Company’s filing with the Commission a Current Report on Form 8-K announcing that certain of its directors have established Rule 10b5-1 trading plans; and provided, further, that the Company may issue, sell or deliver shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with any consulting agreement, acquisition or strategic investment (including without limitation any license, collaboration, joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock so issued, sold or delivered from the date of the Prospectus through and including the 60th day after the date of the Prospectus does not exceed 100,000 shares (subject to adjustment for stock splits and other similar events), (y) the Company shall not file with the Commission during the Lock-up Period any registration statement to register such shares under the Securities Act, and (z) each recipient of shares of Common Stock agrees in a writing provided to Merrill Lynch to be bound by the terms of this Section 3(o).

(p)                                 Future Reports.  Until the earlier of two years from the date hereof or the date on which the Company ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to Merrill Lynch at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department, with a copy to ECM Legal (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(q)                                 Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities, in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)                                    No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from Merrill Lynch (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(s)                                   Existing Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(i).

(t)                                    Commission Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

Section 4.                                          Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs) and the Common Stock issuable upon conversion thereof, (ii) all fees and expenses of the Trustee and all fees and expenses of the registrar and transfer agent of the Securities or the Common Stock issuable upon conversion of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, provided such fees and expenses shall not exceed $10,000, (vii) the costs and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, provided such fees and expenses shall not exceed $10,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative, employees and officers of the Company and of the Representative and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, (ix) the fees and expenses associated with listing the the Common Stock issuable upon conversion of the Securities on the Nasdaq Capital Market, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.                                          Covenant of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 6.                                          Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the First Closing Date and, with respect to the Option Securities, each Option Closing Date (or the First Closing Date, if such Option Securities are to be purchased on the First Closing Date) shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Securities, as of each Option Closing Date (or the First Closing Date, if such Option Securities are to be purchased on the First Closing Date) as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  The Representative shall have received, on the date hereof, from BDO USA, LLP, independent registered public accountants for the Company (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, and each free writing prospectus, if any, which letter shall confirm that BDO USA, LLP is (I) an independent registered public accountant as required by the Securities Act, the Exchange Act and the rules of the PCAOB and (II) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Exchange Act; and (ii) an additional conformed copy of such letter for each of the other several Underwriters.

(b)                                 Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)                                     the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(iii)                               if a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; and

(iv)                              the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(c)                                  No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Securities the purchase and sale of which occur after the First Closing Date, each Option Closing Date:

(i)                                     in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi(F) under the Exchange Act.

(d)                                 Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of K&L Gates LLP, counsel for the Company, dated as of such date, the form of which is attached as Exhibit A.

(e)                                  Opinion of Intellectual Property Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Casimir Jones, S.C., counsel for the Company with respect to intellectual property matters, dated as of such date, the form of which is attached as Exhibit B.

(f)                                   Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Shearman & Sterling LLP, counsel for the Underwriters in connection with the offer and sale of the Securities, in form and substance satisfactory to the Representative, dated as of such date.

(g)                                  Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)                                     for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)                               the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)                                 [RESERVED]

(i)                                     Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received from BDO USA, LLP, independent registered public accountants for the Company (i) a letter dated such date, in form and substance satisfactory to the Representative, which letter shall (a) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (b) cover certain financial information contained in the

Prospectus; and (ii) an additional conformed copy of such accountants’ letter for each of the other several Underwriters.

(j)                                    Lock-Up Agreement from Certain Persons.  On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C hereto from each of the persons listed on Exhibit D hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(k)                                 Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representative.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.                                          Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6 or Section 12, or if the sale to the Representative of the Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.                                          Effectiveness of this Agreement.  This Agreement shall not become effective until the execution and delivery of this Agreement by the parties hereto.

Section 9.                                          Indemnification.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act), officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel in accordance with Section 9(c)) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 9(b) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representative and the other Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the title “Commissions and Discounts”, the third and fourth sentence under the title “New Issue of Notes”, the first and second paragraph under the title “Price Stabilization, Short Positions” and the first sentence under the title “Electronic Distribution”, in each case  under the caption “Underwriting” in the Company’s Time of Sale Prospectus and the Prospectus relating to the offering of the Securities.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)                                 Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.                                   Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.                                   Default of One or More of the Several Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Initial Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.                                   Termination of this Agreement.  Prior to the purchase of the Initial Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.                                   No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters), and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.                                   Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15.                                   Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park

New York, New York 10036
Facsimile: (646) 855-3073
Attention: Syndicate Department, with a copy to ECM Legal, Facsimile: (212) 230-8730)

with a copy to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York, 10022
Facsimile: (646) 848-5313
Attention: Ilir Mujalovic

If to the Company	Exact Sciences Corporation
441 Charmany Drive
Madison, Wisconsin 53719
Facsimile: (608) 284-5711
Attention: Scott Coward

with a copy to:	K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202
Facsimile: (704) 353-3694
Attention: Mark Busch

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.                                   Recognition of the U.S. Special Resolution Regimes

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);

or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 17.                                   Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 18.                                   Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 19.                                   Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 20.                                   General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the initial purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.

[Rest of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Name: Kevin T. Conroy
Title: President and CEO

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Adam Chazan
Name: Adam Chazan
Title: Managing Director

As Representative of the several Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

The initial public offering price of the Securities shall be 99.5% of the principal amount thereof, plus accrued interest, if any, from March 8, 2019.

The purchase price to be paid by the Underwriter for the Securities shall be 97.5% of the principal amount thereof, plus accrued interest, if any, from March 8, 2019.

The interest rate on the Securities shall be 0.3750% per annum.

The initial conversion rate for the Securities will be 8.9554 shares of Common Stock per $1,000 principal amount of Securities (equivalent to an initial conversion price of approximately $111.6645 per share of Common Stock).

Name of Underwriter	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$590,915,000
Cowen and Company, LLC	$13,130,000
Robert W. Baird & Co. Incorporated	$13,130,000
William Blair & Company, L.L.C.	$13,130,000
BTIG, LLC	$6,565,000
Canaccord Genuity LLC	$6,565,000
Craig-Hallum Capital Group LLC	$6,565,000
Total	$650,000,000

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

Final Term Sheet

SCHEDULE C

Final Term Sheet

Pricing Term Sheet
Dated March 5, 2019

Filed pursuant to Rule 433
Registration Statement No. 333-218535
Supplementing the Preliminary
Prospectus Supplement dated March 5, 2019
(the “Preliminary Prospectus Supplement”)

Exact Sciences Corporation
Offering of

$650,000,000 Aggregate Principal Amount of
0.3750% Convertible Senior Notes due 2027

The information in this pricing term sheet should be read together with the Preliminary Prospectus Supplement, including the documents incorporated by reference therein and the related base prospectus (the “Base Prospectus”), dated March 5, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  This pricing term sheet supplements and, to the extent of a conflict, supersedes the information in the Preliminary Prospectus Supplement, the Base Prospectus and the documents incorporated by reference therein.  As used in this pricing term sheet, “we,” “our” and “us” refer to Exact Sciences Corporation and not to its subsidiaries.

Issuer:	Exact Sciences Corporation, a Delaware corporation.

Notes:	0.3750% Convertible Senior Notes due 2027 (the “Notes”).

Principal Amount:	$650,000,000 (or, if the underwriter fully exercises its option to purchase additional Notes, $747,500,000) aggregate principal amount of Notes.

Issue Price:	99.5%, plus accrued interest, if any, from the Settlement Date.

Ticker / Exchange for Common Stock:	EXAS / Nasdaq Capital Market (“Nasdaq”).

Last Reported Sale Price of Common Stock on Nasdaq on March 5, 2019:	$87.58 per share of our common stock (the “Common Stock”).

Maturity Date:	March 15, 2027, unless earlier repurchased or converted.

Interest:	0.3750% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2019.

Conversion Premium:	Approximately 27.50% above the Last Reported Sale Price of Common Stock on Nasdaq on March 5, 2019.

Initial Conversion Price:	Approximately $111.6645 per share of Common Stock, subject to adjustment.

Initial Conversion Rate:	8.9554 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment.

Fundamental Change Repurchase Right of Holders:

If we undergo a “fundamental change” (as defined in the Preliminary Prospectus Supplement under “Description of the Notes—Fundamental Change Put”), each holder of the Notes will have the option to require us to repurchase all or any portion of such holder’s Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Any Notes repurchased by us will be paid in cash.

CUSIP Number:	30063P AB1.

ISIN:	US30063PAB13.

Pricing Date:	March 5, 2019.

Trade Date:	March 6, 2019.

Settlement Date:	March 8, 2019.

Denomination:	$1,000 and integral multiples thereof

Use of Proceeds:

We estimate that the gross proceeds from the sale of the Notes will be $646,750,000 (or, if the underwriter fully exercises its option to purchase additional Notes, $743,762,500).

Concurrently with this offering, in separate transactions, we expect to enter into agreements with certain holders of our 1.0% Convertible Senior Notes due 2025 (the “2025 Notes”) to exchange an aggregate of approximately $493.4 million of the outstanding principal amount of the 2025 Notes for consideration consisting of (1) an aggregate amount of approximately $493.3 million in cash and (2) an aggregate amount of approximately 2.16 million shares of our common stock (the “Exchange Transactions”). The terms of such agreements have been or will be individually negotiated and will depend on the market price of our common stock and the trading price of the 2025 Notes at the time such agreements are entered into. The cash portion of such consideration will be funded from a portion of the net proceeds from this offering.

We may also exchange or induce conversions of the 2025 Notes following completion of this offering and may fund such exchanges or conversions with the proceeds of this offering.

We intend to use the remaining net proceeds for general corporate and working capital purposes. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Capitalization Table:

The following table shows our cash, cash equivalents and marketable securities as well as capitalization, in each case, as of December 31, 2018:

•                  on an actual basis; and

•                  on an as adjusted basis giving effect to (1) the sale of $650 million of the Notes (assuming the underwriter’s over-allotment option is not exercised) and the receipt of $634.2 million of net proceeds, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (2) the exchange of an aggregate of approximately $493.4 million of the outstanding principal amount of the 2025 Notes and paying an aggregate amount of approximately $493.3 million in cash and issuing an aggregate amount of approximately 2.16 million shares of our common stock to induce holders participating in the Exchange Transactions to exchange their 2025 Notes and settle such Exchange Transactions in privately negotiated transactions concurrently with this offering.

	December 31, 2018
	Actual	As Adjusted
	(in thousands, except par value data)

Cash, cash equivalents and marketable securities	$1,124,182	$1,265,081
Long-term debt, including current portion:
Construction loan agreement	24,260	24,260
Revolving credit facility	—	—
1.0% convertible senior notes due 2025, net(1)	908,500	415,104
Principal amount of the Notes(1)	—	650,000
Total long-term debt	932,760	1,089,364
Stockholders’ equity:
Common Stock, par value $0.01 per share; 200,000,000 shares authorized, 123,192,540 shares issued and outstanding, actual, and 125,352,540 shares issued and outstanding, as adjusted(1)	1,232	1,253
Preferred Stock; par value $0.01 per share; 5,000,000 shares authorized and 0 shares issued and outstanding, respectively, actual and as adjusted	—	—
Additional paid-in capital(1)	1,716,894	1,716,873
Accumulated other comprehensive loss	(1,422)	(1,422)
Accumulated deficit	(1,035,763)	(1,035,763)
Total stockholders’ equity (1)	680,941	680,941
Total capitalization	$1,613,701	$1,770,305

(1)         In accordance with ASC 470-20, a convertible debt instrument that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that the interest expense reflects the issuer’s nonexchangeable debt interest rate. As of December 31, 2018, the liability value of the 2025 Notes on our balance sheet in accordance with ASC 470-20 was $664.7 million. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the above capitalization table for the Notes and the 2025 Notes is the aggregate principal amount of the Notes and the 2025 Notes, respectively, without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in paid-in capital on our consolidated balance sheet. Certain of the amounts set forth in the above capitalization table, as indicated in this footnote, do not reflect the application of certain adjustments and accounting treatments required by ASC 470-20 related to the Exchange Transactions. The adjustments and accounting treatments required by ASC 470-20 will be applied to the amounts set forth above in connection with the preparation of our consolidated financial statements, and the amounts ultimately included in our consolidated financial statements may differ from the amounts set forth in the above capitalization table.

The table above excludes:

•                  2,531,561 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2018 at a weighted average exercise price of $17.86 per share;

•                  6,169,214 shares subject to outstanding unvested restricted stock units as of December 31, 2018;

•                  10,307,883 additional shares of common stock reserved for future issuance as of December 31, 2018 under our equity incentive plans; and

• the shares of our common stock to be reserved for issuance upon conversion of the Notes.

Sole Book-Running Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:

If the effective date (as defined in the Preliminary Prospectus Supplement) of a make-whole fundamental change (as defined in the Preliminary Prospectus Supplement) occurs prior to the maturity date of the Notes and a holder elects to convert its Notes in connection with such make-whole fundamental change, we will increase the conversion rate by a number of additional shares. If holders of our Common Stock receive only cash in a make-whole fundamental change, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be the average of the closing sale prices of our Common Stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of such make-whole fundamental change.

The following table shows what the make-whole premium would be for each stock price and effective date set forth below, expressed as additional shares of Common Stock per $1,000 principal amount of Notes.

Stock Price

Effective date	$87.58	$90.00	$95.00	$100.00	$111.66	$125.00	$140.00	$160.00	$200.00	$250.00	$300.00	$350.00	$400.00	$450.00
March 8, 2019	2.4627	2.3327	2.0908	1.8802	1.4839	1.1494	0.8755	0.6203	0.3227	0.1442	0.0603	0.0206	0.0037	0.0000
March 15, 2020	2.4627	2.3287	2.0778	1.8782	1.4789	1.1474	0.8745	0.6124	0.3112	0.1347	0.0540	0.0172	0.0025	0.0000
March 15, 2021	2.4627	2.3217	2.0678	1.8752	1.4659	1.1424	0.8583	0.5914	0.2908	0.1200	0.0449	0.0124	0.0010	0.0000
March 15, 2022	2.4627	2.3177	2.0558	1.8722	1.4569	1.1220	0.8231	0.5545	0.2600	0.0999	0.0335	0.0071	0.0000	0.0000
March 15, 2023	2.4627	2.3117	2.0488	1.8702	1.4550	1.0670	0.7639	0.4978	0.2176	0.0751	0.0211	0.0027	0.0000	0.0000
March 15, 2024	2.4627	2.2997	2.0398	1.8798	1.3778	0.9783	0.6746	0.4176	0.1633	0.0468	0.0089	0.0000	0.0000	0.0000
March 15, 2025	2.4627	2.2957	2.0701	1.7717	1.2394	0.8314	0.5365	0.3031	0.0969	0.0188	0.0008	0.0000	0.0000	0.0000
March 15, 2026	2.4627	2.2923	1.8862	1.5481	0.9701	0.5672	0.3127	0.1435	0.0284	0.0008	0.0000	0.0000	0.0000	0.0000
March 15, 2027	2.4627	2.1557	1.5709	1.0446	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case, if the stock price is:

•                  between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 360-day year;

•                  greater than $450.00 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), we will not increase the conversion rate;

•                  less than $87.58 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), we will not increase the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of our Common Stock issuable upon conversion exceed 11.4181 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner and at the same time as the conversion rate.

* * *

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling BofA Merrill Lynch at 1-800-294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.